UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/04/2007

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On January 4, 2007, CECO Environmental Corp. ("CECO") entered into a Non-binding Letter of Intent ("LOI") for a proposed transaction with Effox, Inc. ("Effox"). The LOI contemplates the purchase by CECO of the damper and expansion joint design, manufacture and installation business and operations of Effox for a purchase price of $7.5 million, adjusted as described below, plus a three year earn out payment. The earn out payment is not to exceed $1.0 million and is based on the cumulative amount by which annual fiscal year gross profits of the purchased operations of Effox exceeds $7.0 million per year, commencing on the beginning of the month next succeeding the date of closing. The purchase price will be either (i) increased by an amount which the Net Operating Asset Value (as defined in the LOI) exceeds $3,000,000 on the date of closing or (ii) decreased by the amount by which $3,000,000 exceed the Net Operating Asset Value as of the date of closing.

The parties intend to sign a definitive acquisition agreement and close the purchase transaction as soon as practicable and have agreed to use their best efforts to close by January 31, 2007.

Effox has agreed to deal exclusively with CECO until closing of the transaction, provided that either party may terminate the exclusivity period if the other party either (i) proposes any change to the material terms of the purchase as set forth in the LOI or (ii) ceases to actively negotiate the purchase in good faith on the terms set forth in the LOI.

CECO is in the process of conducting its due diligence with respect to the proposed transaction. The contemplated transaction is subject to CECO's satisfactory completion of its due diligence investigation and the parties agreeing to, executing and delivering definitive agreements necessary to consummate the proposed transactions.

The description set forth herein of the terms and conditions of the LOI is qualified in its entirety by reference to the full text of the LOI, which is filed with this report as Exhibit 99.1 and incorporated herein by reference.

On January 9, 2007, CECO issued a press release announcing the LOI. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

This report contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words, "believe," "may," "should," "expect," "anticipate," "estimate" "project," "propose," "plan," "intend," and similar words and expressions. Forward-looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, or similar matters. Forward-looking statements are subject to risks and uncertainties outside CECO's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see CECO's other SEC reports.

Item 9.01.    Financial Statements and Exhibits

99.1 Non-binding Letter of Intent
99.2 Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: January 09, 2007	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President--Finance and Administration

Exhibit Index

Exhibit No.	Description
EX-99.1	Non-Binding Letter of Intent
EX-99.2	Press Release